Exhibit 99.1

Ares Capital Corporation Appoints Kort Schnabel as Chief Executive Officer

Kipp deVeer to Step Down as CEO Effective April 30, 2025, and
Will Remain as a Board Director

NEW YORK — February 5, 2025 — Ares Capital Corporation (NASDAQ: ARCC) (“Ares Capital” or the “Company”) announced today that Co-President Kort Schnabel has been appointed as Chief Executive Officer of the Company, effective April 30, 2025. Concurrently, Kipp deVeer will be stepping down as CEO and will remain a member of the Board of Directors. Mr. deVeer will also continue to serve as a member of the Investment Committee of Ares Capital’s investment adviser. Jim Miller, who was appointed Co-President of Ares Capital in October 2024, will continue as the Company’s sole President.

Mr. Schnabel joined Ares Management Corporation in 2001 and was a founding member of its U.S. Direct Lending strategy in 2004. Mr. Schnabel currently serves as a Partner and Co-Head of the U.S. Direct Lending strategy and is a member of the Investment Committee of Ares Capital’s investment adviser. Mr. Schnabel holds a B.A. from the University of Pennsylvania in Economics.

“Kort is a widely respected private credit investor with extensive leadership experience,” said Mr. deVeer. “In working closely with Kort over the past 20 years, I have seen firsthand his investing acumen, commitment to long-term borrower relationships and dedication to our collaborative team culture. I am confident that he and the broader Ares Capital leadership team will continue to execute on our growth objectives as we seek to generate attractive risk-adjusted returns for our shareholders.”

“We are excited to elevate Kort, a long-time leader at Ares, to CEO of Ares Capital as he continues to support the growth and differentiation of our business,” said Mitchell Goldstein and Michael Smith, Co-Chairmen of Ares Capital. “The Board is confident in the Ares Capital management team’s ability to further build on our track record under Kort’s leadership.”

“I am honored to be appointed CEO of Ares Capital, and I am deeply grateful to Kipp, Mitch and Michael for their years of mentorship and to the Board for their ongoing support,” said Mr. Schnabel. “Together, our team has created a market-leading provider of flexible capital solutions to companies of all sizes through our disciplined, creative and relationship-oriented approach. We have also built a culture of teamwork and collaboration that has been integral to our success. I am committed to extending this legacy as we maintain our focus on creating value for private equity sponsors, portfolio companies and investors for years to come.”

About Ares Capital Corporation

Founded in 2004, Ares Capital is a leading specialty finance company focused on providing direct loans and other investments in private middle market companies in the United States. Ares Capital's objective is to source and invest in high-quality borrowers that need capital to achieve their business goals, which oftentimes can lead to economic growth and employment. Ares Capital believes its loans and other investments in these companies can help generate attractive levels of current income and potential capital appreciation for investors. Ares Capital, through its investment manager, utilizes its extensive, direct origination capabilities and incumbent borrower relationships to source and underwrite predominantly senior secured loans but also subordinated debt and equity investments. Ares Capital has elected to be regulated as a business development company (“BDC”) and was the largest publicly traded BDC by market capitalization as of December 31, 2024. Ares Capital is externally managed by a subsidiary of Ares Management Corporation (NYSE: ARES), a publicly traded, leading global alternative investment manager. For more information about Ares Capital, visit www.arescapitalcorp.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or Ares Capital’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Ares Capital’s filings with the Securities and Exchange Commission. Ares Capital undertakes no duty to update any forward-looking statements made herein.

Contacts:

Investors

Carl Drake or John Stilmar

+1 888-818-5298

irarcc@aresmgmt.com

Media

Priscila Roney, +1 212-808-1185

Jacob Silber, +1 212-301-0376

media@aresmgmt.com